                    RESTATED AND AMENDED EXECUTIVE DEFERRED
                             COMPENSATION AGREEMENT



     This Restated and Amended Executive Supplemental Retirement Income Master Agreement (the "Agreement"), effective as of the 17th day of December, 1997, amends and restated the Agreement originally effective as of January 1, 1994, by and between FIRST FEDERAL SAVINGS BANK (the "Bank"), a federally chartered mutual savings bank, and certain key employees, hereinafter referred to as "Executive," who shall be approved by the Bank to participate and who shall execute an Executive Supplemental Retirement Income Joinder Agreement ("Joinder Agreement") in a form provided by the Bank.

                             W I T N E S S E T H :

     WHEREAS, the Executives are employed by the Bank; and

     WHEREAS, the Bank recognizes the valuable services heretofore performed for it by such Executives and wishes to encourage continued employment; and

     WHEREAS, the Executives wish to be assured that they will be entitled to a certain amount of additional compensation for some definite period of time from and after retirement from active service with the Bank or other termination of employment and wish to provide their beneficiaries with benefits from and after death; and

     WHEREAS, the Bank and the Executives wish to provide the terms and conditions upon which the Bank shall pay such additional compensation to the Executives after retirement or other termination of employment and/or death benefits to their beneficiaries after death; and

     WHEREAS, the Bank and the Executives intend this Agreement to be considered an unfunded arrangement, maintained primarily to provide supplemental retirement income for such

Executives, members of a select group of management or highly compensated employees of the Bank, for purposes of the Employee Retirement Income Security Act of 1974, as amended; and

     WHEREAS, the Bank has adopted this Restated and Amended Executive Supplemental Retirement Income Master Agreement which controls all issues relating to Supplemental Retirement Income Benefits as described herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Bank and the Executive agree as follows:

                                   SECTION I
                                  DEFINITIONS
                                  -----------

     When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:



1.1 "Accrued Benefit" means that portion of the Supplemental Retirement Income Benefit which is required to be expensed and accrued under generally accepted accounting principles (GAAP) by any appropriate method which the Bank's Board of Directors may require in the exercise of its sole discretion.

1.2 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.3  "Bank" means First Federal Savings Bank and any successor thereto.

1.4 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in the Executive's Joinder Agreement to whom the deceased Executive's benefits are payable. If no Beneficiary is so designated, then the Executive's Spouse, if living, will be deemed the Beneficiary. If the Executive's Spouse is not living, then the Children of the Executive will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no living Children, then the Estate of the Executive will be deemed the Beneficiary.

1.5 "Benefit Age" shall be the birthday on which the Executive becomes eligible to receive benefits under the Plan. Such birthday shall be designated in the Executive's Joinder Agreement.

1.6 "Benefit Eligibility Date" shall be the date on which an Executive is entitled to receive his Supplemental Retirement Income Benefit. It shall be the 1st day of the month coincident with or next following the month in which the Executive attains the Benefit Age designated in his Joinder Agreement.

1.7 "Cause" means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Agreement, or gross negligence in matters of material importance to the Bank.

1.8  "Change in Control" of the Bank shall mean:
     (1) a change of control of a nature that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (hereinafter the "Exchange Act"); or
     (2) a change in control of the Bank within the meaning of 12 C.F.R.
         (S)574.4; or
     (3) a Change in Control shall occur at such time as

          (i) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) who is not now presently but becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
                Act), directly or indirectly, of securities of the Bank representing Twenty Percent (20%) or more of the Bank's outstanding securities ordinarily having the right to vote at the elections of Directors except for (i) any stock of the Bank purchased by the Holding Company in connection with the conversion of the Bank to stock form, and (ii) any stock purchased by any Employee Stock Ownership Plan and/or trust sponsored by the Bank; or

          (ii) individuals who constitute the Board of Directors on date hereof (hereinafter the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the Directors comprising the Incumbent Board, or whose nomination for election by the Bank's members (or stockholders) was approved by the Bank's Nominating Committee, which is comprised of member of the Incumbent Board, shall be, for purposes of this clause (ii), considered as though he were a member of the Incumbent Board; or

          (iii) merger, consolidation, or sale of all or substantially all of the assets of the Bank occurs; or

          (iv) a proxy statement is issued soliciting proxies from member (or stockholders) of the Bank by someone other than the current management of the Bank, seeking member (or stockholder) approval of a plan of reorganization, merger, or consolidation of the Bank with one or more corporations as a result of which the outstanding shares of the class of the Bank's securities are exchanged for or converted into cash or property or securities not issued by the Bank.

     For these purposes, the terms "stockholder(s)" and "member(s)" shall be considered one and the same.

1.9 "Children" means the Executive's children, both natural and adopted, then living at the time payments are due the Children under this Agreement.

1.10 "Disability Benefit" means the benefit annuity payable to the Executive following a determination, in accordance with Subsection 3.6, that he is no longer able, properly and satisfactorily, to perform his duties as Executive.

1.11 "Effective Date" of this Agreement shall be December 17, 1997.

1.12 "Estate" means the estate of the Executive.

1.13 "Interest Factor" means monthly compounding at Ten (10%) Percent per annum.

1.14 "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in equal monthly installments commencing on the first day of the month coincident with or next following the occurrence of the event which triggers distribution and continuing for a period of months, as designated in the Executive's Joinder Agreement.

1.15 "Spouse" means the individual to whom the Executive is legally married at the time of the Executive's death.

1.16 "Supplemental Retirement Income Benefit" means an annual amount equal to:
     (a) the highest base compensation received by the Executive during any twelve (12) month period, while employed by the Bank; multiplied by
     (b) the Wage Replacement Percentage; less
     (c) the actual annual amount available to the Executive, on or after his Benefit Age, from Bank funding of any other tax-qualified or non-qualified plans.

     If the Executive elects a payment option from any other tax-qualified or non-qualified plan which provides an actual annual benefit which is less than the annual benefit available to the Executive under a one hundred (100%) percent joint and survivor, fifteen (15) year certain payment option, the Executive shall be deemed to receive an amount equal to the
                                    ------
     annual amount available under such one hundred (100%) percent joint and survivor, fifteen (15) year certain payment option, in the computation above.

1.17 "Survivor's Benefit" means an annuity stream payable to the Beneficiary in monthly installments throughout the Payout Period, equal to the amount shown in the Executive's Joinder Agreement, and subject to Subsection 3.2.

1.18 "Vested" means the non-forfeitable portion of the Accrued Benefit to which the Executive is entitled in the event of termination for any reason other than for Cause. The Executive shall be Vested in One Hundred (100%) Percent of his Accrued Benefit beginning upon the later of: (i) the Effective date of this Agreement, or (ii) the execution date of the Executive's Joinder Agreement.

1.19 "Wage Replacement Percentage" means the percentage of base compensation which shall be used to compute the Executive's Supplemental Retirement Income Benefit. Such percentage shall be designated in the Executive's Joinder Agreement.

1.20 "Year of Service" shall be earned upon completing twelve (12) months of continuous service (including authorized leaves of absence), at anytime after the later of (i) the Effective Date of this Agreement or (ii) the execution date of the Executive's Joinder Agreement.

                                   SECTION II
                          ESTABLISHMENT OF RABBI TRUST
                          ----------------------------

     The Bank intends to establish a rabbi trust into which the Bank shall contribute assets which shall be held therein, subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" as defined in the agreement which establishes such rabbi trust, until the trust assets are paid to the Executive and his Beneficiary(ies) in such manner and at such times as specified in this Agreement. It is the intention of the Bank to make contributions to the rabbi trust to provide the Bank with a source of funds to assist it in meeting liabilities of this Agreement. The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement which has been established in conjunction with this Agreement. To the extent the language in this Agreement is modified by the language in the rabbi trust agreement, the rabbi trust agreement shall supersede this Agreement. Any contributions to the rabbi trust shall be made during each Plan Year in acordance with the rabbi trust agreement. The amount of such contribution(s) shall be equal to the full present value of all benefit accruals under this Plan, if any, less: (i) previous contributions made on behalf of the Executive to the rabbi trust, and (ii) earnings to date on all such previous contributions.

                                  SECTION III
                                    BENEFITS
                                    --------

3.1  Retirement Benefit. If the Executive is in service with the Bank until
     ------------------
     reaching his Benefit Age, the Executive shall be entitled to the Supplemental Retirement Income Benefit. Such benefit shall commence on the Executive's Benefit Eligibility Date and shall be payable in installments throughout the Payout Period. In the event the Executive dies at any time after attaining his Benefit Age, but prior to completion of all such payments due and owing hereunder, the Bank shall pay to the Executive's Beneficiary a continuation of the annuity for the remainder of the Payout Period.

3.2  Death Prior to Benefit Age. If the Executive dies prior to attaining his
     --------------------------
     Benefit Age but while employed at the Bank, the Executive's Beneficiary shall be entitled to the Survivor's

     Benefit. The Survivor's Benefit shall commence on the first day of the month following the Executive's death and shall be payable in monthly installments throughout the Payout Period.

3.3  Termination Other Than for Cause. If the Executive voluntarily or
     --------------------------------
     involuntarily terminates employment at the Bank before reaching his Benefit Age, for any reason other than for Cause, the Executive's death, disability, or following a Change in Control, the Executive (or his Beneficiary) shall be entitled an annuity based on the Executive's Vested Accrued Benefit. If the Executive dies prior to attaining his Benefit Age, an annuity payable to the Beneficiary shall commence within thirty (30) days of the Executive's death. The Vested Accrued Benefit, measured as of the date of termination, shall be increased monthly (using the Interest Factor) from the date of termination until the Executive's death. The Vested Accrued Benefit, measured as of the date of the Executive's death, shall be annuitized into monthly installments using the Interest Factor and shall be payable for the Payout Period.

     If the Executive lives until attaining his Benefit Age, an annuity payable to the Executive shall commence on the Executive's Benefit Eligibility Date. The Vested Accrued Benefit, measured as of the date of termination, shall be increased monthly (using the Interest Factor) from the date of termination until the Executive's Benefit Age. The Vested Accrued Benefit measured as of the Executive's Benefit Age shall be annuitized into monthly installments using the Interest Factor and shall be payable for the Payout Period. In the event the Executive dies prior to completion of all such annuity payments, the Bank shall pay to the Executive's Beneficiary annuity payments for the remainder of the Payout Period.

3.4  Termination of Service Related to a Change in Control. If a Change in
     -----------------------------------------------------
     Control occurs at the Bank, and thereafter the Executive's employment is terminated (either voluntarily or involuntarily), the Executive shall be entitled to the benefit set forth in the Executive's Joinder Agreement. Such benefit shall be payable at the Executive's Benefit Age in monthly installments throughout the Payout Period. In the event that the Executive dies at any time after termination of employment but prior to attaining his Benefit Age, the Executive's Beneficiary shall be entitled to the Survivor's Benefit as specified in Section 3.2. In the event that the Executive dies at any time after termination of employment, after commencement but before completion of all such payments due and owing hereunder, the Bank, or its successor, shall pay to the Executive's Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

3.5  Termination for Cause.  If the Executive is terminated for Cause, all
     ---------------------
     benefits under this Agreement shall be forfeited and this Agreement shall become null and void.

3.6  Disability Benefit.  Notwithstanding any other provision hereof, if
     ------------------
     requested by the Executive and approved by the Board, the Executive shall be entitled to receive the Disability Benefit hereunder, in any case in which it is determined by a duly licensed physician selected by the Bank, that the Executive is no longer able, properly and satisfactorily, to perform his regular duties as an Executive, because of ill health, accident, disability or general inability due to age. If the Executive's service is terminated pursuant to this paragraph and Board approval is obtained, the Executive may elect to begin receiving the Disability Benefit annuity in lieu of his Supplemental Retirement Income Benefit, which is not available prior to the Executive's Benefit Eligibility Date. The annuity shall not begin more than thirty (30) days following the above-mentioned disability determination. The amount of the monthly benefit shall be the annuitized value of the Executive's Vested Accrued Benefit measured as of the date of such determination. The Vested Accrued Benefit shall be annuitized using the Interest Factor and shall be payable over the Payout Period. In the event the Executive dies while receiving payments pursuant to this Subsection, or after becoming eligible for such payments but before the actual commencement of such payments, his Beneficiary shall be entitled to receive the full Survivor's Benefit for the Payout Period, reduced by the number of months disability payments were made to the Executive.

     If the total dollar amount of disability payments received by the Executive under the provisions of this Subsection is less than the total dollar amount of payments that would have been received had the Survivor's Benefit been paid in lieu of the Disability Benefit during the Executive's life, the Bank shall pay the Executive's Beneficiary a lump sum payment for the difference. This lump sum payment shall be made within thirty (30) days of the Executive's death.

3.7  Breach.  In the event of any breach by the Executive of the agreements and
     ------
     covenants contained herein, the Board of Directors of the Bank shall direct that any unpaid balance of any payments to the Executive under this Agreement be suspended, and shall thereupon notify the Executive of such suspensions, in writing. Thereupon, if the Board of Directors of the Bank shall determine that said breach by the Executive has continued for a period of one (1) month following notification of such suspension, all rights of the Executive and his Beneficiaries under this Agreement, including rights to further payments hereunder, shall thereupon terminate.

3.8  Additional Death Benefit - Burial Expense.  In addition to the above-
     -----------------------------------------
     described death benefits, upon the Executive's death, the Executive's Beneficiary shall be entitled to receive a one-time lump sum death benefit in the amount of Ten Thousand ($10,000.00) Dollars. This benefit shall be provided specifically for the purpose of providing payment for burial and/or funeral expenses of the Executive and shall be payable within thirty
     (30) days of the Executive's death. The Executive's Beneficiary shall not be entitled to such benefit if the Executive is terminated for Cause prior to death.

3.9  Service.  Payment of the Supplemental Retirement Income Benefit shall be
     -------
     paid if the Executive meets the requirements of Subsections 3.1 and 3.7. However, payment of the annuity to the Executive during the first five (5) years immediately following Executive's attainment of his Benefit Eligibility Date is further conditioned upon the Executive rendering such reasonable business consulting, advisory and public relations services as the Bank's Board of Directors may call upon the Executive to provide. Such service shall be for the number of Service Days, designated in the Executive's Joinder Agreement, for each year during the five (5) year
                                        ----
     period immediately following the Executive's attainment of his Benefit Eligibility Date. However, if the Executive continues to work after attaining his Benefit Eligibility Date, the number of Service Days shall be reduced on a pro-rata basis. For example, if the Executive continues to work for five (5) full years following attainment of his Benefit Eligibility Date, this Subsection shall be deemed to be fulfilled. If the Executive continues to work for six (6) months following attainment of his Benefit Eligibility Date, one-half (1/2) of the Service Days required during the first year following the Executive's Benefit Eligibility Date shall be deemed to be fulfilled. The Bank shall provide the Executive with advance notice, sufficient to Executive, of its desire to have such service provided. In rendering these services, the Executive shall not be considered an employee of the Bank but shall act in the capacity of an independent contractor. The Executive shall not be required to perform these services during reasonable vacation periods or any periods of illness or disability. Furthermore, the Executive shall be reimbursed for all expenses incurred in performing such services.

                                   SECTION IV
                            BENEFICIARY DESIGNATION
                            -----------------------

     The Executive shall make an initial designation of primary and secondary Beneficiaries upon execution of his Joinder Agreement and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator in substantially the form attached as Exhibit A to the Joinder Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

                                   SECTION V
                          EXECUTIVE'S RIGHT TO ASSETS
                          ---------------------------

     The rights of the Executive, any Beneficiary, or any other person claiming through the Executive under this Agreement, shall be solely those of an unsecured general creditor of the Bank. The Executive, the Beneficiary, or any other person claiming through the Executive, shall only have the right to receive from the Bank those payments so specified under this Agreement. The Executive agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Agreement, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Executive or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Bank. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Bank.

                                   SECTION VI
                           RESTRICTIONS UPON FUNDING
                           -------------------------

     The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Agreement or to refrain from the same and to determine the extent, nature, and method of such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Executive be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

                                  SECTION VII
                    ALIENABILITY AND ASSIGNMENT PROHIBITION
                    ---------------------------------------

     Neither the Executive nor any Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.


                                  SECTION VIII
                                 ACT PROVISIONS
                                 --------------

8.1  Named Fiduciary and Administrator.  Financial Institution Consulting
     ---------------------------------
     Corporation, a Tennessee Corporation ("FICC") shall be the Named Fiduciary and Administrator (the "Administrator") of this Agreement. As Administrator, FICC shall be responsible for the management, control and administration of the Agreement as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

8.2  Claims Procedure and Arbitration.  In the event that benefits under this
     --------------------------------
     Agreement are not paid to the Executive (or to his Beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Bank and its Board shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety
     (90) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Agreement or the Joinder Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Bank and its Board shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

     If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Agreement, the Joinder Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement or the Joinder Agreement upon which the decision is based.

     If claimants continue to dispute the benefit denial based upon completed performance of this Agreement and the Joinder Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Bank, and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they, their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.


                                   SECTION IX
                                 MISCELLANEOUS
                                 -------------

9.1  No Effect on Employment Rights.  Nothing contained herein will confer upon
     ------------------------------
     the Executive the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Executive without regard to the existence of the Agreement. Pursuant to 12 C.F.R.
     (S) 563.39(b), the following conditions shall apply to this Agreement:

     (1) The Bank's Board of Directors may terminate the Executive at any time, but any termination by the Bank's Board of Directors other than termination for Cause shall not prejudice the Executive's vested right to compensation or other benefits under the contract. As provided in
          Section 2.4, the Executive shall forfeit his right to all benefits provided for in the Agreement in the event he is terminated for Cause. He shall have no right to receive additional compensation or other benefits for any period after termination for Cause.

     (2) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) the Bank's obligations under the contract shall be suspended (except vested rights) as of the date of termination of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     (3) If the Executive is terminated and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all non-vested obligations of the Bank under the contract shall terminate as of the effective date of the order.

     (4) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all non-vested obligations under the contract shall terminate as of the date of default.

     (5) All non-vested obligations under the contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank:

          (i) by the Executive or his designee at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in (S) 13(c) of the Federal Deposit Insurance Act; or

          (ii) by the Executive or his designee, at the time the Executive or his designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Executive to be in an unsafe or unsound condition.

          Any rights of the parties that have already vested, (i.e., the Executive's Vested Accrued Benefit), however, shall not be affected by such action.

9.2  State Law.  The Agreement is established under, and will be construed
     ---------
     according to, the laws of the State of Indiana, to the extent such laws are not preempted by the Act and valid regulations published thereunder.

9.3  Severability.  In the event that any of the provisions of this Agreement or
     ------------
     portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

9.4  Incapacity of Recipient.  In the event the Executive is declared
     -----------------------
     incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Agreement to which such Executive is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate. Except as provided above in this paragraph, when the Bank's Board of Directors, in its sole discretion, determines that the Executive is unable to manage his financial affairs, the Board may direct the Bank to make distributions to any person for the benefit of the Executive.

9.5  Unclaimed Benefit.  The Executive shall keep the Bank informed of his
     -----------------
     current address and the current address of his Beneficiaries. If the location of the Executive is not made known

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

     to the Bank within three (3) years after the date on which any payment of the Supplemental Retirement Income Benefit may first be made, payment may be made as though the Executive had died at the end of the three (3) year period. If, within one (1) additional year after such three (3) year period has elapsed, or, within three (3) years after the actual death of the Executive, whichever comes first, the Bank is unable to locate any Beneficiary of the Executive, the Bank may fully discharge its obligation by payment to the Estate.

9.6  Limitations on Liability.  Notwithstanding any of the preceding provisions
     ------------------------
     of the Agreement, neither the Bank, nor any individual acting as an employee or agent of the Bank, or as a member of the Board of Directors shall be liable to the Executive or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.

9.7  Gender.  Whenever in this Agreement words are used in the masculine or
     ------
     neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

9.8  Effect on Other Corporate Benefit Agreements.  Nothing contained in this
     --------------------------------------------
     Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.

9.9  Suicide.  Notwithstanding anything to the contrary in this Agreement, the
     -------
     benefits otherwise provided herein shall not be payable if the Executive's death results from suicide, whether sane or insane, within twenty-six (26) months after the execution of this Agreement. If the Executive dies during this twenty-six (26) month period due to suicide, all benefits under this Agreement shall be forfeited and this Agreement shall become null and void.

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

9.10 Inurement.  This Agreement shall be binding upon and shall inure to the
     ---------
     benefit of the Bank, its successors and assigns, and the Executive, his successors, heirs, executors, administrators, and Beneficiaries.

9.11 Tax Withholding.  The Bank may withhold from any benefits payable under
     ---------------
     this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation then in effect.

9.12 Headings.  Headings and sub-headings in this Agreement are inserted for
     --------
     reference and convenience only and shall not be deemed a part of this Agreement.

                                   SECTION X
                              AMENDMENT/REVOCATION
                              --------------------

     This Agreement shall not be amended, modified or revoked at any time, in whole or part, without the mutual written consent of the Executive and the Bank, and such mutual consent shall be required even if the Executive is no longer employed by the Bank.

                                   SECTION XI
                                   EXECUTION
                                   ---------

11.1 This Agreement, together with the Joinder Agreements and the Rabbi Trust, sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

11.2 This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

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